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                                                                  Exhibit 10.36



                             CONTRIBUTION AGREEMENT

         THIS CONTRIBUTION AGREEMENT, dated as of October 25, 2000, is entered into by and between D and W Holdings, Inc., a Delaware corporation ("Holdings") and Atrium Companies, Inc., a Delaware corporation ("Atrium"). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in that certain Second Amended and Restated Purchase Agreement, dated as of October 17, 2000 (the "Purchase Agreement") by and between The Ellison Company, Inc., a North Carolina corporation ("Ellison"), Holdings and Atrium.


                              W I T N E S S E T H:

         WHEREAS, pursuant to the Purchase Agreement, Atrium will acquire substantially all of the operating assets of Ellison's Window and Doors Division and all of the issued and outstanding capital stock of VES, Inc., a Delaware Corporation doing business in North Carolina as Ellison Extrusion Systems, Inc. (the "Acquisition").

         WHEREAS, Holdings, as the parent corporation of Atrium, desires to provide for the contribution by Holdings to Atrium of $56,500,000 in cash (the "Contributed Cash"), in order to consummate the Acquisition, and Atrium desires to accept such contribution.

         WHEREAS, the contribution by Holdings to Atrium is intended for federal income tax purposes for treatment under Section 351 of the Internal Revenue Code of 1986, as amended.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. CONTRIBUTION. Subject to the terms and conditions hereof, on the date hereof, Holdings hereby transfers, assigns and conveys to Atrium all of Holdings' right and interest in and to, the Contributed Cash, together with possession thereof.

         2. ASSUMPTION OF LIABILITIES; INDEMNIFICATION. Subject to the terms and conditions hereof, on the date hereof, Atrium hereby assumes all liabilities and obligations relating to the Contributed Cash.

         3. CAPITAL CONTRIBUTION. Atrium hereby accepts such transfer, assignment and conveyance of the Contributed Cash as a contribution by Holdings to the capital of Atrium, to consummate the Acquisition.


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         4. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts to be performed in that state, without regard to conflicts of law principles.

         5. SUCCESSORS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs, executors, administrators, legal representatives and permitted assigns.

         6. FURTHER ASSURANCES. Each of the parties hereto shall at any time and from time to time following the date hereof, execute and deliver all such further instruments and take all such further actions as may be reasonably necessary or appropriate in order to more effectively contribute, deliver and convey to Atrium, or to perfect or record Atrium's title to or interest in the Contributed Cash being conveyed hereby and otherwise to confirm or carry out the provisions hereof.

         7. ASSIGNMENT. This Agreement may not be assigned by any of the parties hereto without the prior written consent of the other party, except that either party may assign this Agreement to any of its affiliates.

         8. AMENDMENT. This Agreement may not be amended or modified except by a written instrument signed by the parties hereto.

         9. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of such separate counterparts shall together constitute one and the same instrument.




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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first written above.


                                 D and W HOLDINGS, INC.



                                 By:
                                     ---------------------------------
                                 Name:
                                 Title:


                                 ATRIUM COMPANIES, INC.



                                 By:
                                     ---------------------------------
                                 Name:
                                 Title: